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                                                                    EXHIBIT 99.1

             DOW AND SYMYX TECHNOLOGIES COMMENCE ALLIANCE AGREEMENT

                  STRATEGIC INITIATIVE ENCOMPASSES BROAD SCOPE
                    OF ACTIVITIES TO ADVANCE R&D PRODUCTIVITY

MIDLAND, MI & SANTA CLARA, CALIF., DECEMBER 16, 2004 - The Dow Chemical Company (NYSE: DOW) and Symyx Technologies, Inc. (Nasdaq: SMMX), today announced a five-year strategic alliance agreement to enhance research and development activity within Dow through high throughput experimentation technologies and informatics solutions provided by Symyx. This expansion of the two companies' relationship builds upon a six-year history of collaborative research that resulted in the discovery of innovative catalysts now used in the manufacture of Dow's VERSIFY* plastomers and elastomers launched earlier this year.

This alliance agreement enables a company wide commitment by Dow to high throughput research and R&D informatics solutions. Under the terms of the agreement, Symyx will perform research in a number of exclusive areas, develop and provide Symyx Discovery Tools(R), and license Symyx's Renaissance(R) suite of software as well as certain intellectual property. Dow will make payments to Symyx over the five-year term of approximately $120 million. Symyx expects that approximately 40% of this revenue will be service revenue, 30% product revenue and 30% license revenue. In addition, Symyx will also receive royalties on commercialized discoveries resulting from the collaborative research.

"Our collaborative work with Symyx employing high throughput experimentation methods has already delivered tangible results," said Kurt Swogger, Vice President, Plastics R&D, of The Dow Chemical Company. "Dow's R&D Council believes embracing high throughput techniques throughout our R&D organization and unifying R&D data under one informatics platform will make our R&D efforts more productive and innovative."

"We welcome the opportunity to align strategically with Dow, and we are ready to deliver significant value to Dow through R&D productivity and innovation offerings," said Steven Goldby, chairman and chief executive officer of Symyx. "We believe this broad alliance will exemplify the impact our proprietary technologies can have on global R&D organizations, in particular on their ability to advantage our customers competitively. We look forward to supporting Dow in further enhancing its research and development efforts."

Symyx and Dow have worked together in research collaboration since January 1999, including previous extensions in June, 2002 and in July, 2004. Dow began commercial production of its family of VERSIFY* plastomers and elastomers in Tarragona, Spain in September, 2004. This new family of specialty propylene-ethylene copolymers is manufactured using a new catalyst system discovered in a collaboration between Dow and Symyx, combined with Dow's proprietary INSITE* technology. Symyx expects to earn royalties from the sale of these polymers starting in the first quarter of 2005.


HIGH THROUGHPUT EXPERIMENTATION AND INFORMATICS SOLUTIONS

Symyx's high throughput experimentation (HTE) technologies enable researchers to generate hundreds of unique materials concurrently and automatically, and rapidly screen those materials for desired properties. This approach delivers results in an order of magnitude faster than traditional research methods at a fraction of the cost, greatly enhancing a company's competitive advantage. The technologies developed by Symyx support HTE, including high throughput robotic synthesis; characterization and testing equipment; automated compact pilot plants; process modeling; and computerized data mapping.

Symyx's Renaissance(R) software offers global integration of experimental information by enabling and linking experiment design, execution and data capture, analysis and storage via a common database.

2005 FINANCIAL OUTLOOK

Symyx maintains its forecast of 2005 revenue of $108-118 million, with an approximate 20% operating margin before amortization of intangibles and other merger related expenses.
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ABOUT THE DOW CHEMICAL COMPANY

Dow is a leader in science and technology, providing innovative chemical, plastic and agricultural products and services to many essential consumer markets. With annual sales of $33 billion, Dow serves customers in more than 180 countries and a wide range of markets that are vital to human progress, including food, transportation, health and medicine, personal and home care, and building and construction, among others. Committed to the principles of sustainable development, Dow and its approximately 46,000 employees seek to balance economic, environmental and social responsibilities. References to "Dow" mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. For further information, visit www.dow.com. More information about VERSIFY* plastomers and elastomers is available at www.dowversify.com.

ABOUT SYMYX

Symyx develops and applies high-throughput experimentation methods, instrumentation and software to enable accelerated discovery of proprietary materials and processes in the chemical, petrochemical, pharmaceutical, electronics, consumer goods, and automotive industries. Symyx offers these proprietary technologies to customers seeking to transform their research productivity through research collaborations, Discovery Tools(R) sales, and the license of discovered materials, Renaissance(R) and IntelliChem(R) ELN software, and intellectual property. Information about Symyx, including reports and other information filed by the Company with the Securities and Exchange Commission, is available at www.symyx.com.

FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements made by or on behalf of The Dow Chemical Company
(Dow) and its subsidiaries and Symyx Technologies, Inc. (Symyx) and its subsidiaries. The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding Symyx's revenue expectation as a result of the strategic alliance, Symyx's expectation that it will receive royalties on commercialized discoveries resulting from the collaborative research, Dow's expectation that the alliance will enhance and extend its capability to deliver innovative products, Symyx's belief that the alliance will exemplify the impact of its proprietary technology on global R&D organizations, Symyx's expectation that it will earn royalties from the sale of polymers in the first quarter of 2005 and Symyx's forecasted revenue and operating margin. These forward-looking statements involve risks, uncertainties and assumptions, including (1) market acceptance of Symyx's and Dow's products and services; (2) uncertainties relating to the pace, quality or number of discoveries of new materials; (3) Symyx's dependence on Dow to successfully commercialize products; and (4) other factors as discussed in filings with the U.S. Securities and Exchange Commission by either Symyx or Dow. If any of these risks or uncertainties materializes or any of the assumptions proves incorrect, results could differ materially from expectations of Symyx or Dow in these statements. Accordingly, there is no assurance that the expectations of Symyx or Dow will be realized. Neither Symyx nor Dow assumes any obligation to provide revisions to any forward-looking statements should circumstances change, except as may otherwise be required by securities and other applicable laws.



*a trademark of The Dow Chemical Company

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FOR MORE INFORMATION:
Jeryl L. Hilleman                   Jeff Schatzer
Senior Vice President &             Communications Leader, R&D
Chief Financial Officer             The Dow Chemical Company
Symyx Technologies, Inc.            (989) 636-5017
(408) 773-4000                      JLSchatzer@dow.com
ir@symyx.com